As filed with the Securities and Exchange Commission on October 4, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	61-1414604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Louisiana

Suite 3300

Houston, Texas 77002

(Address of principal executive offices and zip code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Chris Kaitson

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura J. McMahon

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Common Shares	(1)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

Common Shares

We may, from time to time, offer and sell common shares representing limited liability company interests, which we refer to in this prospectus as our “Listed Shares.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. However, the specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We urge you to read carefully this prospectus and any applicable prospectus supplement before you purchase any of our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our Listed Shares are listed on the New York Stock Exchange under the symbol “EEQ.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2012.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more public offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in our securities, you should carefully read both the prospectus and any prospectus supplement together with the additional information described under the heading “Available Information.”

As used in this prospectus, references to “we,” “us,” “our,” the “Company,” the “Registrant” or “Enbridge Management” are intended to mean Enbridge Energy Management, L.L.C. Through a delegation of control agreement, we manage and control the business and affairs of Enbridge Energy Partners, L.P., a publicly-traded, Delaware limited partnership, which we refer to herein as the Partnership. We are a limited partner of the Partnership. The Partnership’s General Partner is Enbridge Energy Company, Inc., which we refer to herein as “Enbridge Energy Company” or the “General Partner.” The General Partner is an indirect, wholly-owned subsidiary of Enbridge Inc. of Canada, which we refer to herein as “Enbridge Inc.”

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.enbridgemanagement.com. Information contained on our website is not part of this prospectus unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Enbridge Management, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934 and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 13, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, filed with the SEC on May 1, 2012 and July 31, 2012, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on April 5, 2012 and July 31, 2012; and

•	The description of our Listed Shares contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 10, 2002.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Enbridge Energy Management, L.L.C.

1100 Louisiana, Suite 3300

Houston, Texas 77002

866-337-4636 or

713-821-2000

eeq@enbridge.com

ENBRIDGE MANAGEMENT

We are a publicly-traded Delaware limited liability company that was formed on May 14, 2002. We are a limited partner of Enbridge Energy Partners, L.P. (the “Partnership”) through our ownership of i-units, a special class of the Partnership’s limited partner interests. The Partnership is a publicly-traded Delaware limited partnership that owns and operates crude oil and liquid petroleum transportation and storage assets and natural gas gathering, treating, processing, transmission and marketing assets in the United States. The Partnership’s Class A common units are traded on the NYSE under the symbol “EEP,” which together with its Class B common units, we refer to as the common units.

Our results of operations, financial condition and cash flows depend on the results of operations, financial condition and cash flows of the Partnership. Under a delegation of control agreement among us, the Partnership and its general partner, Enbridge Energy Company, Inc. (the “General Partner”), we manage the Partnership’s business and affairs. The General Partner is an indirect, wholly-owned subsidiary of Enbridge Inc., an energy company based in Calgary, Alberta, Canada that we refer to herein as Enbridge Inc.

Our Listed Shares represent limited liability company interests in us, but do not include any voting rights in the Company. The General Partner owns all of our voting shares referred to herein as our “voting shares,” and collectively with our Listed Shares, our “shares.”

Our executive offices are located at 1100 Louisiana, Suite 3300, Houston, Texas 77002, and our telephone number is (713) 821-2000.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information that may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement include forward-looking statements. These statements frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy” “target, “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s or our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include those discussed in reports filed with the Securities and Exchange Commission, and: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to the Partnership’s Lines 6A and 6B; (6) changes in or challenges to the Partnership’s tariff rates; and (7) changes in laws or regulations to which the Partnership and we are subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these factors are interdependent, and our future course of action depends on the assessment of all information available at the relevant time by those responsible for the management of our operations. Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statement made herein whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and, as such, may be updated in our future filings with the SEC. For additional discussion of risks, uncertainties and assumptions, see “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities as set forth in any applicable prospectus supplement.

DESCRIPTION OF OUR LISTED SHARES

General

Our Listed Shares represent limited liability company interests in Enbridge Management with limited voting rights, and such interests entitle its holders to share distributions and to exercise the rights and privileges available to shareholders in our limited liability company agreement.

Our Listed Shares are listed on the NYSE under the symbol “EEM.”

Number of Listed Shares

As of September 28, 2012, we had 40,502,823.697015 Listed Shares outstanding. Our limited liability company agreement does not limit the number of Listed Shares we may issue.

Distributions

Under the terms of our limited liability company agreement, except in connection with our liquidation, we will not pay distributions on our shares in cash but instead, we will make distributions of additional shares or fractions of shares. When the Partnership makes a cash distribution on its common units, we will distribute on each of our shares that fraction of a share determined by dividing the amount of the cash distribution paid by the Partnership on each common unit by the average market price of one of our shares during the 10-trading day period ending immediately prior to the date on which the shares begin to trade ex-dividend under the rules of the principal national securities exchange on which they are listed or admitted to trading from time to time.

The Partnership distributes all of its “available cash” to its general partner and its common unitholders of record on the applicable record date within approximately 45 days after the end of each quarter. “Available cash” is defined in the Partnership’s partnership agreement, and it generally means, for any calendar quarter, all cash received by the Partnership from all sources, plus net reductions to cash reserves, less all of its cash disbursements and net additions to cash reserves.

The Partnership’s partnership agreement provides for distributions of cash with respect to common units and the general partner interest and for an automatic increase in the number of i-units we own after each such distribution, except in the event of a liquidation or dissolution. In other words, when the Partner makes non-liquidating distributions in cash to owners of common units and to the general partner and, instead of receiving cash distributions, the number of i-units we own increases automatically so that the number of i-units we own will equal the number of our Listed Shares and voting shares that are then outstanding.

We will distribute additional shares to owners of our shares if owners of the Partnerships’ common units receive a cash distribution or other cash payment on their common units other than a regular quarterly distribution. In that event, we will distribute on each share that fraction of a share determined as described above.

Our limited liability company agreement provides that we may not declare any distribution on our shares after Enbridge Inc. gives notice to us that it has elected to purchase our shares under the terms of the purchase provisions in our limited liability company agreement.

There is no public market for trading fractional shares. No fraction of a share can be traded on any exchange on which our shares are listed until a holder acquires the remainder of the fraction and has a whole share.

The term “average market price” is used above in connection with the share distributions, and it is used below in connection with the purchase of our shares by Enbridge Inc. When we refer to the average market price of a share or a Class A common unit, we mean the average closing price of a share or Class A common unit during the 10 consecutive trading days prior to the determination date but not including that date, unless a longer or shorter number of trading days is expressly noted.

The “closing price” of securities on any day means:

•

for securities listed on a national securities exchange, the last sale price for that day, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, in either case as reported in the principal composite transactions reporting system for the principal United States national securities exchange on which the securities are listed;

•

if the securities are not listed on a United States national securities exchange on that day, the last quoted price on that day, or, if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the NASDAQ;

•

if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by our board of directors (or, in the cases of purchases of our shares by Enbridge Inc. as described under “—Special Purchase” or “—Optional Purchase,” the board of directors of Enbridge Inc.); or

•

if on that day no market maker is making a market in the securities, the fair value of the securities as determined by our board of directors (or, in the cases of purchases of our shares by Enbridge Inc. as described under “—Special Purchase” or “—Optional Purchase,” the board of directors of Enbridge Inc.).

A “trading day” for securities means a day on which:

•	the principal United States national securities exchange on which the securities are listed is open for business, or

•	if the securities are not listed on any United States national securities exchange, a day in which banking institutions in New York, New York generally are open.

Distributions will be made in accordance with the distribution standards of the principal national securities exchange on which our shares are listed or admitted to trading from time to time.

Covenants

Our limited liability company agreement provides that our activities will be limited to being a limited partner in, and managing and controlling the business and affairs of, the Partnership and its subsidiaries. It also requires that our issuance of classes of shares, other than the Listed Shares and the class of voting shares currently owned by Enbridge Energy Company, be approved by the owners of our outstanding shares and further includes covenants that prohibit us from:

•	borrowing money or issuing debt;

•	selling, pledging or otherwise transferring any i-units;

•	issuing options, warrants or other securities entitling the holder to purchase our shares;

•	purchasing any of our shares, including voting shares; or

•	liquidating, merging or recapitalizing.

These covenants and other matters can be amended, waived or approved, as applicable, by the owners of our shares as described under “—Limited Voting Rights” below.

Additionally, under our limited liability company agreement, Enbridge Inc. has agreed that neither it nor any of its affiliates will take any action that would result in Enbridge Inc. and its affiliates ceasing to be the beneficial owners of more than 50% of the total voting power of the general partner of the Partnership, unless:

•

prior to taking such action it has notified us and the Partnership that, upon the occurrence of such action, Enbridge Inc. will acquire all of our shares as more fully described under “—Special Purchase” below; or

•	following the occurrence of such action another person will become the beneficial owner of more than 50% of the total voting power of the general partner of the Partnership, and such person:

•	is organized under the laws of a state in the United States;

•

has long term unsecured debt with an investment grade credit rating as determined by Moody’s Investor Services, Inc. and Standard & Poor’s Rating Service immediately prior to the closing of the transaction; and

•	assumes all of Enbridge Inc.’s obligations under the purchase provisions and the tax indemnification agreement.

This covenant can be amended or waived by the owners of our shares as described under “—Limited Voting Rights” below.

The Partnership’s partnership agreement also provides that the Partnership will not:

•	issue any of its i-units to any person other than us;

•	except in liquidation, make a distribution on an i-unit other than in additional i-units or a security that is in all material respects the same as the i-units;

•	make a distribution on a common unit other than in cash, additional common units or a security that is in all material respects the same as the common units;

•	make a tender offer for common units unless the consideration payable in such tender offer:

•	is exclusively cash; and

•

together with any cash payable in respect of any other tender offer by the Partnership for the common units concluded within the preceding 360 days and the aggregate amount of any cash distributions to all owners of common units made within the preceding 360-day period is less than 12% of the aggregate market value of all classes of units of the Partnership determined on the trading day immediately preceding the commencement of the tender offer;

•

allow an owner of common units to receive any consideration other than cash, common units or a security that is in all material respects the same as the common units, or allow us, as the owner of the i-units, to receive any consideration other than additional i-units or a security that is in all material respects the same as the i-units, in either case, in a:

•	merger transaction, if the unitholders of the Partnership immediately prior to the transaction own more than 50% of the common equity securities of the survivor immediately after the transaction; or

•	recapitalization, reorganization or similar transaction;

•	be a party to a merger, sell all or substantially all of its assets to another person or enter into similar transactions if:

•	the survivor of the merger or the other person is to be controlled by Enbridge Inc. or its affiliates after the transaction; and

•	the transaction would result in the occurrence of a special event described under “—Special Purchase” below; or

•

take any action that would result in the occurrence of either of the events described below, unless prior to the occurrence of the event Enbridge Inc. has notified us and the Partnership that upon the occurrence of the event Enbridge Inc. will acquire all of our outstanding shares as more fully described under “—Special Purchase” below:

•

aggregate distributions or other payments by the Partnership on each common unit, other than in common units or in securities that are in all material respects the same as common units but including pursuant to an issuer tender offer by the Partnership, during a 360-day period exceeding 50% of the average market price of a common unit for the 10-trading day period ending on the trading day immediately prior to the beginning of that 360-day period;

•	the merger of the Partnership with another entity where the Partnership is not the surviving entity, or the sale of all or substantially all of the Partnership’s assets, unless in the transaction:

•	the only consideration that we receive in exchange for our i-units is a security that is in all material respects the same as the i-units; and

•

the only consideration that the owners of common units receive in exchange for their common units is a security that is in all material respects the same as the common units and/or cash, and the amount of cash received per common unit does not exceed 33 1/3% of the average market price of a common unit for the 10-trading day period ending on the trading day immediately prior to the date of execution of the definitive agreement for the transaction.

These covenants can be amended or waived by the owners of the i-units as described under “—Limited Voting Rights” below.

Special Purchase

General

The Partnership has agreed that it will not take any action that would result in the occurrence of either of the events described in (1) or (2) below, and Enbridge Inc. has agreed that it will not take any action that would result in the occurrence of the event described in (3) below unless prior to the occurrence of any such event, Enbridge Inc. has notified us and the Partnership that upon the occurrence of such event, Enbridge Inc. will purchase all of our outstanding shares.

These special events include:

1.	Aggregate distributions or other payments by the Partnership on each common unit, other than in common units or in securities which are in all material respects the same as common units but including pursuant to an issuer tender offer by the Partnership, during a 360-day period exceeding 50% of the average market price of a Class A common unit during the 10 trading-day period ending on the trading day immediately prior to the beginning of that 360-day period;

2.	The merger of the Partnership with another entity where the Partnership is not the surviving entity, or the sale of all or substantially all of the Partnership’s assets, unless in the transaction:

a.	the only consideration that we receive in exchange for our i-units is a security that is in all material respects the same as the i-units; and

b.

the only consideration that the owners of common units receive in exchange for their common units is a security that is in all material respects the same as the common units and/or cash, and the amount of cash received per common unit does not exceed 33 1/3% of the average market price of a Class A common unit for the 10 trading day period ending on the trading day immediately prior to the date of execution of the definitive agreement for the transaction; or

3.	Enbridge Inc. or its affiliates taking any action that would result in Enbridge Inc. and its affiliates ceasing to be the beneficial owners, as defined in Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, of more than 50% of the total voting power of the general partner of the Partnership, unless, following the occurrence of such action, another person will become the beneficial owner of more than 50% of the total voting power of the general partner of the Partnership, and such person:

a.	is organized under the laws of a state in the United States;

b.	has long term unsecured debt with an investment grade credit rating, as determined by Moody’s Investor Services, Inc. and Standard & Poor’s Rating Service, immediately prior to the closing of the transaction; and

c.	assumes all obligations of Enbridge Inc. under the purchase provisions and the tax indemnification agreement.

The owners of our shares, in the case of a special event described in (3) above, and we, at the direction of our shareholders, in the case of an event described in (1) or (2) above, may also permit a special event to occur by waiving the relevant covenant that prohibits the special event from occurring. In that case, Enbridge Inc. will not be permitted to exercise its right to purchase all of our outstanding shares upon the occurrence of that special event.

The purchase price for the shares in the event of a purchase by Enbridge Inc. upon the occurrence of a special event will be equal to the higher of the average market price of the shares and the Class A common units as determined for a 10-trading day period ending on the trading day immediately prior to the date of the applicable event.

Procedure

Within three business days following the occurrence of any special event in respect of which Enbridge Inc. has notified us and the Partnership that it will purchase all of our outstanding shares, Enbridge Inc. will mail to each holder of record of the shares a notice stating, among other things:

•	that a special event has occurred and that Enbridge Inc. will purchase such holder’s shares for the purchase price described above;

•	the dollar amount per share of the purchase price;

•	the circumstances and relevant facts regarding the special event;

•	the purchase date, which shall be no later than five business days from the date such notice is mailed; and

•	the instructions a holder must follow in order to have its shares purchased.

On or prior to the date of the purchase, Enbridge Inc. will irrevocably deposit with the transfer agent funds sufficient to pay the aggregate purchase price for our shares. Following the purchase date, a share owned by any person other than Enbridge Inc. and its affiliates will only represent the right to receive the purchase price.

For purposes of the purchase provisions, which are part of our limited liability company agreement, Enbridge Inc. will be deemed to include Enbridge Inc., its successors by merger, and any entity that succeeds to Enbridge Inc.’s obligations under the purchase provisions and the tax indemnification agreement in connection with an acquisition of all or substantially all of the assets of Enbridge Inc.

Enbridge Inc. will comply with Rule 13e-3 under the Securities Exchange Act of 1934 in connection with the occurrence of a special purchase event.

The ability of Enbridge Inc. to purchase our outstanding shares upon the occurrence of a special event depends upon Enbridge Inc.’s financial ability to meet its obligations. Enbridge Inc. is not required to secure its obligations or comply with financial covenants to ensure performance of these obligations. If Enbridge Inc. or its affiliates take any action that would result in the occurrence of a special event described in (3) above without agreeing to purchase our shares when the event occurs or if Enbridge Inc. agrees to purchase our shares prior to the occurrence of any special event but fails to do so, our shareholders would be required to institute a cause of action and obtain a judgment for payment against Enbridge Inc. in order to enforce their rights.

Optional Purchase

General

The Enbridge Inc. purchase provisions, which are part of our limited liability company agreement, provide that if at any time Enbridge Inc. and its affiliates own more than 80% of our shares, then Enbridge Inc. has the right, which it may assign to any of its affiliates, to purchase all, but not less than all, of our shares not owned by it or its affiliates. Enbridge Inc. can exercise its right to make that purchase by giving notice to the transfer agent for the shares of its election to make the purchase not less than 10 days and not more than 60 days prior to the date that it selects for the purchase. We will cause the transfer agent to mail the notice of the purchase to the record holders of the shares.

The price at which Enbridge Inc. may make an optional purchase in this circumstance is equal to 110% of the higher of:

•	the average closing price for our shares for the 10 consecutive trading days ending on the fifth trading day prior to the date the notice of the purchase is given; and

•	the highest price Enbridge Inc. or its affiliates paid for the shares during the 90 days prior to the date the notice of purchase is given.

Our limited liability company agreement and the Partnership’s partnership agreement each provides that if at any time Enbridge Inc. and its affiliates own more than 85% of the common units and our shares on a combined basis, then Enbridge Inc. has the right to purchase all, but not less than all, of our shares but only if the general partner of the Partnership elects to purchase all, but not less than all, of the common units not owned by it and its affiliates.

The price at which Enbridge Inc. may make an optional purchase in this circumstance is equal to the highest of:

•

the average closing price of our shares or the Class A common units, whichever is higher, for the 20 consecutive trading days ending on the fifth trading day prior to the date on which the notice of the purchase is given; and

•	the highest price Enbridge Inc. or its affiliates paid either for our shares or the Class A common units during the 90 days prior to the giving of the notice of purchase.

Enbridge Inc. and its affiliates currently own approximately 17.6% of the common units. Enbridge Inc. and its affiliates own 16.8% of our shares and 21.8% of our shares and the common units on a combined basis, giving effect to both its indirect ownership of the common units through its ownership of our shares and including its 2.0% general partner interest in the Partnership.

Procedure

Enbridge Inc. may exercise its right to make the optional purchase in either circumstance by giving notice to the transfer agents for our shares and the Partnership’s common units of its election to make the optional purchase not less than 10 days and not more than 60 days prior to the date which it selects for the purchase. We and Enbridge Inc. or the general partner of the Partnership also will cause the transfer agents to mail a notice of the purchase to the record holders of our shares and the Partnership’s common units.

If Enbridge Inc. elects to purchase our shares or if Enbridge Inc. and the general partner of the Partnership, respectively, elect to purchase our shares and the Partnership’s common units, Enbridge Inc. will deposit the aggregate purchase price for our shares or the combination of our shares and the Partnership’s common units, as the case may be, with the respective transfer agents. On and after the date set for the purchase, the holders of our shares and the Partnership’s common units, as the case may be, will have no rights as holders of shares or common units, except to receive the purchase price, and their shares or common units will be deemed to be transferred to Enbridge Inc. for all purposes.

Enbridge Inc. will comply with Rule 13e-3 under the Securities Exchange Act of 1934 if it makes an optional purchase.

Limited Voting Rights

No Right to Vote to Elect Directors

Owners of the Listed Shares have no right to elect our directors. Enbridge Energy Company owns all of our voting shares, which are the only class of shares that are entitled to vote to elect our directors.

Actions Requiring Vote of Owners of Our Shares

Owners of our Listed Shares may vote on the matters discussed below.

Enbridge Management Voting Matters. The following matters require the approval of a majority of the outstanding Listed Shares:

•	an amendment or waiver of our covenants prohibiting us from:

•	borrowing money or issuing debt;

•	selling, pledging or transferring any i-units;

•	issuing options, warrants or other securities entitling the holder to purchase our shares;

•	purchasing our shares; or

•	liquidating, merging or recapitalizing;

•	an amendment or waiver of Enbridge Inc.’s covenant regarding it and its affiliates’ continued ownership of more than 50% of the total voting power of the general partner of the Partnership; and

•	a voluntary termination of the delegation of control agreement.

The following matters require the approval of a majority of a quorum of the Listed Shares. Our limited liability company agreement provides that the holders of a majority of the Listed Shares who are present at a meeting in person or by proxy constitutes a quorum. These matters include:

•	our issuance of classes of shares other than the Listed Shares and the class of voting shares currently owned by Enbridge Energy Company; and

•

amendments to our limited liability company agreement (including the purchase provisions), the tax indemnification agreement and the delegation of control agreement, but only if the amendment would have a material adverse effect on us or the owners of our shares, as determined in the sole discretion of our board of directors, or would reduce the time for any notice to which the holders of our shares may be entitled.

In addition, the owners of our shares have the right to vote on our dissolution. In order to dissolve, we must receive the approval of either:

•	the owner of our voting shares and a majority of the outstanding Listed Shares; or

•	two-thirds of the outstanding Listed Shares.

The Partnership Voting Matters. We will also submit to a vote of the owners of our shares, including our voting shares, any matter submitted to us by the Partnership for a vote of i-units. We will vote or refrain from voting the i-units that we own in the same manner that the owners of our shares, including our voting shares, vote or refrain from voting their shares. Under the terms of the Partnership’s partnership agreement, the i-units are entitled to vote on all matters on which the common units are entitled to vote. In general, the i-units and common units will vote together as a single class, with each i-unit and common unit having one vote. The i-units are also entitled to vote as a separate class on a number of matters.

Limitations on Voting Rights of Certain Owners of Our Shares

Our limited liability company agreement provides that any shares, including voting shares, owned by the general partner of the Partnership and its affiliates will not be entitled to vote on any matters described under “—Actions Requiring Vote of Owners of Our Shares—Enbridge Management Voting Matters” on page 11. Our limited liability company agreement also provides that any shares, including voting shares, owned by Enbridge Energy Company or its affiliates will not be entitled to vote on certain matters submitted by the Partnership for a vote of the i-units.

In addition, any person or group owning 20% or more of the aggregate number of the Partnership’s outstanding common units and our shares cannot vote the shares that they own on any matter. This limitation does not apply to Enbridge Energy Company and its affiliates although, as described above, there are a number of matters on which Enbridge Energy Company and its affiliates cannot vote the shares that they own.

When the shares owned by Enbridge Energy Company and its affiliates or by a person or group owning 20% or more of the aggregate number of common units and our shares are not entitled to vote as described above, they will be treated as not outstanding. Therefore, they will not be included in the numerator of the number of shares voting for approval or the denominator of the number of shares outstanding in determining whether the required percentage has been voted to approve a matter. The same is true with respect to the i-units. In other words, in this circumstance a number of i-units equal to the number of our shares and voting shares not entitled to vote as described above will be treated as not outstanding and will not be included in the numerator or the denominator in determining if the required percentage of i-units or total units, as the case may be, has been voted to approve a matter.

Actions Not Requiring the Vote of Owners of Our Shares

Notwithstanding the voting provisions described above, we may take the following actions without obtaining approval of the owners of our shares:

•	make changes in the terms of our shares; and

•	make changes in the terms of our limited liability company agreement (including the purchase provisions), the tax indemnification agreement and the delegation of control agreement;

that, in either case:

•	are necessary or desirable to meet the requirements of applicable securities and other laws and regulations and exchange rules;

•	are necessary to effect the intent of, or that are otherwise contemplated by, our limited liability company agreement; or

•	our board of directors determines in its sole discretion will not have a material adverse effect on the preferences or rights of our shares.

Additionally, the agreements governing the terms of our shares provide that we are permitted, in the good faith discretion of our board, to amend the terms of the shares and these agreements without the approval of the holders of our shares to accommodate:

•

the assumption of the obligations of Enbridge Inc. by a person, other than Enbridge Inc. and its affiliates, who becomes the beneficial owner of more than 50% of the total voting power of the general partner of the Partnership in a transaction that does not constitute a special event; or

•

changes resulting from a merger, recapitalization, reorganization or similar transaction involving the Partnership that requires the vote of the holders of the outstanding common units and our shares, but does not constitute a special event.

We believe that amendments made pursuant to these agreements, except in some cases in the context of a merger, recapitalization, reorganization or similar transaction, would not be significant enough to constitute the issuance of a new security. However, if such an amendment were deemed to constitute the issuance of a new security, we would have to register the issuance of such new security with the SEC or rely on an exemption from registration.

Merger

If the Partnership were to be treated as a corporation for federal income tax purposes, in order to avoid the additional costs of administering a separate entity, among other reasons, the owner of our voting shares has the right to cause us to merge with or into the Partnership or one of its subsidiaries. As a condition to such merger we must obtain either an opinion of counsel that such merger should be currently non-taxable to holders of our shares or a ruling from the IRS that such merger will be currently non-taxable to holders of our shares, except as to consideration received for fractional shares or as to the termination of any rights or obligations related to the purchase provisions. In such event, you would receive common units or other securities substantially similar to the common units in exchange for our shares that you own.

Tax Indemnity of Enbridge Inc.

We have entered into a tax indemnification agreement with Enbridge Inc. Pursuant to the tax indemnification agreement, Enbridge Inc. has generally agreed to indemnify us for any tax liability attributable to our formation, our management of the Partnership or our ownership of the i-units and for any taxes arising out of a transaction involving the i-units we own to the extent the transaction does not generate sufficient cash to pay our taxes, in each case other than any Texas franchise taxes or any other foreign, state or local taxes which are required to be paid or reimbursed by the Partnership pursuant to the delegation of control agreement.

The tax indemnification agreement will continue in effect until the 180th day following the expiration of the relevant statute of limitations for the relevant taxable years, subject to earlier termination in certain circumstances. An early termination of the tax indemnification agreement will not, however, terminate any obligations, rights and liabilities that had previously arisen between Enbridge Inc. and us under the agreement. The tax indemnification agreement will terminate early at the following times:

•

immediately prior to the occurrence of a special event, unless prior to the occurrence of such special event, Enbridge Inc. has notified us and the Partnership that upon the occurrence of such special event Enbridge Inc. will purchase all of our outstanding shares;

•	upon the removal of the general partner of the Partnership by the Partnership’s limited partners;

•	immediately following the effective time of a merger of us with or into the Partnership or one of its subsidiaries as a result of a change in the tax status of the Partnership; and

•

immediately prior to the approval of our dissolution or liquidation pursuant to the provision of our limited liability company agreement that allows our dissolution upon the approval of two-thirds of our outstanding shares of the class sold in this offering.

Anti-dilution Adjustments

The Partnership’s partnership agreement provides that the Partnership will adjust proportionately the number of i-units held by us by causing an i-unit subdivision, split or combination if various events occur, including:

•	the payment of a common unit distribution on the common units; and

•	a subdivision, split or combination of the common units.

Our limited liability company agreement provides that the number of all of our outstanding shares shall at all times equal the number of i-units we own. If there is a change in the number of i-units we own, we will pay to all shareholders a share distribution or effect a split or combination of our shares to provide that at all times the number of shares outstanding equals the number of i-units we own. Through the combined effect of the provisions in the Partnership’s partnership agreement and the provisions of our limited liability company agreement, the number of outstanding shares and i-units will always be equal.

Transfer Agent and Registrar

Under our limited liability company agreement, we or any of our affiliates or any bank, trust company or other person may serve as transfer agent and registrar for our shares. Computershare currently serves as the transfer agent and registrar for our shares and receives a fee from us for serving in those capacities. Computershare and any future transfer agent and registrar serve pursuant to such agreement as we may negotiate with it. All fees charged by the transfer agent for transfers of shares, in connection with distributions of additional shares by us or otherwise, will be borne by us and not by you, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges, special charges for services requested by you and other similar fees or charges will be borne by you. There will be no charge to you for disbursements by us of additional shares or cash distributions, if any.

Replacement of Share Certificates

We will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by us.

Fractional Shares

We will make distributions of additional shares, including fractional shares. Records of fractional interests held by the holders of shares will be maintained by The Depository Trust Company or the broker or other nominees through which you hold your shares. You will be able to sell such fractional shares on the New York Stock Exchange only when they equal, in the aggregate, whole shares. Certificates representing fractional shares will not be issued under any condition. Fractional shares will receive distributions when distributions are made on our shares. All fractional shares will be rounded down, if necessary, and stated in six decimal places.

DESCRIPTION OF THE i-UNITS

As used in this Description of i-Units, the term “common units” includes collectively the Class A common units and the Class B common units of the Partnership, and the term “units” includes collectively the Class A common units, the Class B common units and the i-units of the Partnership.

The i-units are a separate class of limited partner interests in the Partnership. All the i-units are owned by us and will not be publicly traded. The i-units represent an investment by us in the Partnership and are not being offered as a security associated with this registration statement. A number of the covenants in our limited liability company agreement and in the Partnership’s partnership agreement affect us as the holder of i-units. For a description of the material covenants, see “Description of Our Shares—Covenants” beginning on page 6.

Voting Rights

Combined Class Votes

Generally, the i-units are entitled to vote together with the common units as a single class. The following items require the approval of two-thirds of the outstanding common units and i-units voting together as a single class:

•

an amendment to the Partnership’s partnership agreement restricting the transfer of units that is proposed by the general partner of the Partnership in order to prevent the Partnership from being taxed as a corporation for federal income tax purposes, if such amendment would result in the delisting or suspension of trading of the Partnership’s units on any national securities exchange on which the units are then traded;

•

the conversion of the Partnership into another type of legal entity that is proposed by the general partner of the Partnership following a change in law or the issuance of a regulation, ruling or judicial decision that would result in the taxation of the Partnership as a corporation for federal income tax purposes;

•

the transfer by the general partner of the Partnership of its general partner interest to a non-affiliated person, except for a transfer of its general partner interest in connection with a merger or a sale of all or substantially all of its assets, and the admission of that person as a general partner of the Partnership;

•	a dissolution or reconstitution of the Partnership;

•	a merger or consolidation of the Partnership, unless a separate class vote or a greater percentage is otherwise required by the Partnership’s partnership agreement or Delaware law; and

•	amendments to the Partnership’s partnership agreement that are not permitted to be made by the general partner of the Partnership alone.

The following items require the approval of a majority of the outstanding common units and i-units voting together as a single class:

•	a sale or exchange of all or substantially all of the Partnership’s assets;

•	the approval of a successor general partner following the voluntary withdrawal of the general partner of the Partnership; and

•

amendments to the limited partnership agreement of Enbridge Energy, Limited Partnership (a wholly owned subsidiary of the Partnership which owns and operates the Lakehead system) that would have a material adverse effect on the Partnership.

Separate Class Votes

The i-units also will vote as a separate class on the matters discussed below. As discussed above, some of these matters also require the approval of the outstanding common units and i-units voting together as a single class. The following items require the approval of two-thirds of the outstanding i-units voting as a separate class:

•	any proposed action that would cause the Partnership to be treated as a corporation for U.S. federal income tax purposes; and

•

amendments to the Partnership’s partnership agreement that would have a material adverse effect on the holders of the i-units, unless, under the Partnership’s partnership agreement, the amendment could be made by the general partner of the Partnership without a vote of holders of any class of units.

The following items require the approval of a majority of the outstanding i-units voting as a separate class:

•	the removal of the general partner of the Partnership and the election of a successor general partner to the Partnership; and

•

the transfer by the general partner of the Partnership of its general partner interest to a non-affiliated person that requires a vote of holders of units under the Partnership’s partnership agreement and the admission of that person as a general partner of the Partnership.

In all cases, we will vote or refrain from voting our i-units in the same manner that the owners of our shares, including our voting shares, vote or refrain from voting their shares.

Limitations on Voting Rights of Certain Owners of Common Units and Our Shares

The Partnership’s partnership agreement provides that any common units owned by Enbridge Energy Company and its affiliates and the number of i-units equal to the number of our shares and voting shares owned by Enbridge Energy Company and its affiliates are not entitled to be voted:

•

on an amendment to the Partnership’s partnership agreement restricting the transfer of units that is proposed by the general partner in order to prevent the Partnership from being taxed as a corporation for federal income tax purposes, if such amendment would result in the delisting or suspension of trading of the Partnership’s units on any national securities exchange on which the units are then traded;

•

on the conversion of the Partnership into another type of legal entity that is proposed by the general partner of the Partnership following a change in law or the issuance of a regulation, ruling or judicial decision that would result in the taxation of the Partnership as a corporation for federal income tax purposes;

•

on the transfer by the general partner of the Partnership of its general partner interest to a non-affiliated person that requires a vote of holders of units under the Partnership’s partnership agreement and the admission of that person as a general partner of the Partnership;

•	on the approval of a successor general partner following the voluntary withdrawal of the general partner of the Partnership; and

•	on the removal of the general partner of the Partnership and the election of a successor general partner.

Our limited liability company agreement provides that any shares, including voting shares, owned by Enbridge Energy Company and its affiliates are not entitled to be voted to direct the manner in which we vote any i-units on any amendment to the Partnership’s partnership agreement that would require a class vote of the i-units.

In addition, any person or group owning 20% or more of the aggregate number of outstanding common units and our shares cannot vote the shares that they own on any matter. This limitation does not apply to Enbridge Energy Company and its affiliates.

When Enbridge Energy Company and its affiliates or a person or group owning 20% or more of the aggregate number of common units and our shares are not permitted to vote their shares, the number of i-units equal to the number of shares and voting shares owned by such persons will be treated as not outstanding. Therefore, they will not be included in the numerator of the number of i-units voting for approval or the denominator of the number of i-units outstanding in determining whether the required percentage has been voted to approve a matter.

Distributions and Payments

Under the Partnership’s partnership agreement, the number of additional i-units we own after each quarterly distribution of cash will be based upon the amount of cash distributed by the Partnership to an owner of a common unit and the average market price of one of our shares. Following each quarterly distribution, the number of additional i-units we own also will equal the number of additional shares distributed by us to our shareholders.

Merger, Consolidation or Sale of Assets

In the case of any of the following events:

•	a consolidation or merger of the Partnership with or into another person;

•	a merger of another person into the Partnership, except a merger that does not result in any reclassification, conversion, exchange or cancellation of the common units of the Partnership; or

•	a sale, transfer or lease of all or substantially all the properties and assets of the Partnership;

if the owners of the common units receive cash in the transaction, the number of i-units outstanding will increase automatically under the provisions of the Partnership’s partnership agreement by an additional amount of i-units determined by dividing the cash received on a common unit by the average market price of one of our shares determined for a 10-trading day period ending immediately prior to the effective time of the transaction, except that in the case of a liquidation, as the owner of the i-units we will receive the distributions provided for pursuant to the liquidation provisions in the Partnership’s partnership agreement.

U.S. Federal Income Tax Characteristics and Distribution Upon Liquidation of the Partnership

The i-units we own generally will not be allocated income, gain, loss or deduction of the Partnership until such time as there is a liquidation of the Partnership. Therefore we do not anticipate that we will have material amounts of taxable income resulting from the ownership of the i-units unless we dispose of the i-units in a taxable transaction or the Partnership is liquidated.

The Partnership may not take any action to cause the Partnership to liquidate unless, prior to such liquidation, Enbridge Inc. has agreed to purchase all of our outstanding shares or we have voted to approve such liquidation at the direction of our shareholders. In the event of a liquidation of the Partnership, whether or not resulting from any action taken by the Partnership or otherwise approved by us at the direction of our shareholders, the following will be important to you as an owner of our shares.

The liquidating distribution for each i-unit and common unit will depend upon the positive balance of the relative per unit capital accounts of the i-units and the common units at liquidation. It is anticipated that over time the capital account per common unit will be different from the capital account per i-unit because the common units will be allocated income, gain, deduction and loss prior to liquidation but the i-units will not. At liquidation, it is intended that each i-unit will be allocated income and gain, or deduction and loss, in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit. As a result, we likely would realize taxable income or loss upon the liquidation of the Partnership. However, there may not be sufficient amounts of income and gain at liquidation to cause the capital accounts of an i-unit to be increased to that of a common unit. In that event, the liquidating distribution per common unit will exceed the liquidating distribution per i-unit.

As a result of any allocation of income and gain to the i-units upon the liquidation of the Partnership, we may be required to pay taxes on that income and gain. Consequently, even if sufficient amounts of income and gain are allocated to us upon the Partnership’s liquidation to cause the capital account of an i-unit to be equal to that of a common unit, our shareholders may receive less than the holders of the common units.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Enbridge Energy Management, L.L.C. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Enbridge Energy Management, L.L.C. for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Enbridge Energy Partners L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Enbridge Energy Management L.L.C. for the fiscal year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Enbridge Management in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Miscellaneous fees and expenses		+

Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
+	Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Enbridge Management

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Enbridge Management’s limited liability company agreement provides that Enbridge Management will indemnify the members of the board and the officers of Enbridge Management from liabilities arising in the course of such persons’ service to Enbridge Management, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in or not opposed to the best interests of Enbridge Management and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include all losses, claims, damages, expenses (including legal fees and expenses), judgments, fines, penalties, interests, settlements and other amounts, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe its conduct was unlawful. Enbridge Management expects to be included within the same coverage available to Enbridge Energy Company for directors’ and officers’ liability insurance for potential liability under such indemnification. The holders of shares will not be personally liable for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Partnership

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of the Partnership provides that the Partnership will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the partnership agreement of the Partnership or the property, business, affairs or management of the Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the general partner, any Departing Partner (as defined in the partnership agreement of the Partnership), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the general partner, any Departing Partner or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the Partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Partnership will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not the Partnership would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement.

Item 16.    Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 4, 2012.

ENBRIDGE ENERGY MANAGEMENT, L.L.C. (Registrant)

By:	/s/ Mark A. Maki
Mark A. Maki President

POWER OF ATTORNEY

Each person whose signature appears below appoints Mark A. Maki, Stephen J. Neyland, Bruce A. Stevenson and E. Chris Kaitson, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title (of Enbridge Energy Management, L.L.C.)	Date

/s/ Mark A. Maki Mark A. Maki	President and Director (Principal Executive Officer)	October 4, 2012

/s/ Terrance L. McGill Terrance L. McGill	President of Enbridge Energy Company, Inc. and Director	October 4, 2012

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial Officer)	October 4, 2012

/s/ William M. Ramos William M. Ramos	Controller (Principal Accounting Officer)	October 4, 2012

/s/ Jeffrey A. Connelly Jeffrey A. Connelly	Director	October 4, 2012

/s/ J. Herbert England J. Herbert England	Director	October 4, 2012

/s/ J. Richard Bird J. Richard Bird	Director	October 4, 2012

/s/ Rebecca B. Roberts Rebecca B. Roberts	Director	October 4, 2012

/s/ Dan A. Westbrook Dan A. Westbrook	Director	October 4, 2012

/s/ Stephen J. Wuori Stephen J. Wuori	Director	October 4, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

5.1**	Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the registered securities.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages of this Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.